SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2008 (June 4, 2008)

MBIA INC.
(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
113 King Street, Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
914-273-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     REGULATION FD DISCLOSURE.

MBIA Inc. (“MBIA”) issued a press release on June 4, 2008. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by MBIA under the Securities Exchange Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 8.01.     OTHER EVENTS.

The following information is being filed pursuant to Item 8.01 – Other Events of Form 8-K.

On June 4, 2008 MBIA announced that on June 4, 2008 Moody’s Investors Service placed the Aaa insurance financial strength ratings of MBIA Insurance Corporation (the “Insurance Company”) and its insurance affiliates, the Aa2 ratings of the Insurance Company’s Surplus Notes, and the Aa3 ratings of the senior debt of MBIA on review for possible downgrade, citing “growing concern that MBIA’s credit profile may no longer be consistent with current ratings given the company’s diminished new business prospects and financial flexibility, coupled with the potential for higher expected and stress losses within the insurance portfolio.” Moody’s noted that the most likely outcome of the ratings review would be a downgrade, with Moody’s insurance financial strength rating likely to fall within the Aa range, although a downgrade to the single-A category is also possible. Prior to the June 4 rating action, Moody’s rating outlook for MBIA was negative. Moody’s also announced that as a result of its review, the Moody’s-rated securities that are guaranteed or “wrapped” by MBIA are also placed under review for possible downgrade, except those with higher public underlying ratings. According to Moody’s, a list of these securities will be made available under “Ratings Lists” at www.moodys.com/guarantors.

Item 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

99.1     Press Release issued by MBIA Inc. dated June 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

		By:	/s/ Ram D. Wertheim
Ram D. Wertheim
General Counsel

Date:	June 5, 2008

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
Dated June 5, 2008

Exhibit 99.1	Press Release issued by MBIA Inc. dated June 4, 2008.